Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-264654) and Form S-8 (Nos. 333-271988 and 333-260477) of CareMax, Inc. of our report dated March 18, 2024 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Miami, Florida
March 18, 2024